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                                                                    EXHIBIT 23.2





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Computer Integration Corp. of our report dated August 23, 1995 on the financial statements of Cedar Computer Center, Inc. as of June 30, 1995 and October 31, 1994 and for the eight months ended June 30, 1995, the twelve months ended October 31, 1994, the fifteen months ended October 31, 1993, and the twelve months ended July 31, 1992, which appears in the Form 8-K/A-1 of Computer Integration Corp. dated September 8, 1995.


                                                    McGLADREY & PULLEN, LLP



Des Moines, Iowa
December 6, 1996